Exhibit 1.1

Execution Version

15,000,000 Shares

BKV CORPORATION

Common Stock

UNDERWRITING AGREEMENT

September 25, 2024

Citigroup Global Markets Inc.

Barclays Capital Inc.,

As Representatives of the Several Underwriters,

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

Ladies and Gentlemen:

1.            Introductory. BKV Corporation, a Delaware corporation (the “Company”), agrees with Citigroup Global Markets Inc. (“Citigroup”) and Barclays Capital Inc. as representatives (collectively, the “Representatives”) of the several underwriters named in Schedule A (the “Underwriters”) to this agreement (this “Agreement”), to issue and sell to the several Underwriters 15,000,000 shares of its common stock, par value $0.01 per share (the “Securities”) (such shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,250,000 additional shares of its Securities (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

The Company and Citigroup agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Citigroup to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters or Citigroup, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by Citigroup. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 PM. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

2.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)           Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-268469) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file, with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:15 P.M. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), as the case may be. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)           Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through any Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)           Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (A) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)           Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is (or is entitled to be treated, in accordance with applicable interpretations of the Commission, as) an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e)           General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated September 20, 2024 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption of Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)          Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the consent of the Representatives, and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication.

(h)          Good Standing of the Company. The Company (i) has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and (ii) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in the case of clause (ii), where such failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(i)            Subsidiaries. Each subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or limited liability company, as applicable) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or foreign limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued and is fully paid and nonassessable (except, in the case of subsidiaries of the Company that are limited liability companies, as such non-assessability may be limited by applicable state law) and are owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except as disclosed in the General Disclosure Package and the Final Prospectus.

(j)            Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform, in all material respects, to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(e) hereof, the General Disclosure Package and the Final Prospectus.

(k)            No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package, the Final Prospectus and as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Offered Securities.

(l)            Listing. The Offered Securities have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

(m)           Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, except (i) such as have been obtained or made, including under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered, (ii) such as may be required under state securities laws or by the Financial Industry Regulatory Authority (“FINRA”), or (iii) those that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)            Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have (i) defensible title to all of their interests in the oil and gas properties underlying the Company’s estimate of its net proved reserves contained in the Registration Statement, General Disclosure Package and the Final Prospectus and (ii) good and marketable title to, or have valid rights to lease or otherwise use, all other real property and all personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (A) royalties, overriding royalties and other burdens under oil and gas leases, (B) those that are described or referenced in the Registration Statement, the General Disclosure Package or the Final Prospectus, (C) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (D) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)            Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, certificate of formation, by-laws or limited liability company agreement or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)            Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, certificate of formation, by-laws or limited liability company agreement or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(r)            Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed to be conducted in the Registration Statement, the General Disclosure Package and the Final Prospectus, except (i) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and (ii) for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)            Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)            Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) neither the Company nor any of its subsidiaries (A) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (B) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (C) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (D) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (E) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (ii) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance; and (iii) neither the Company nor any of its subsidiaries (A) is subject to any pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries in which a governmental entity is also a party that would reasonably be expected to result in a fine or penalty of $300,000 or more, nor does the Company or any of its subsidiaries know any such proceeding is contemplated or (B) reasonably anticipates any capital expenditures relating to any Environmental Laws, except in the case of clauses (i), (ii) and (iii)(B) above, for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substance” means (y) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (z) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(v)            Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Description of the Securities,” “Certain Relationships and Related Party Transactions,” “Business—Legal Proceedings,” “Business—Government Regulation and Environmental Matters,” “Certain ERISA Considerations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Loan Agreements and Credit Facilities” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects, subject to the assumptions and qualifications set forth therein.

(w)            Absence of Manipulation. None of the Company, its subsidiaries or, to the Company’s knowledge, any other affiliate of the Company has taken, directly or indirectly, any action that is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(x)            Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Written Testing-the Waters-Communication is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(y)            Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of Sarbanes-Oxley that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(z)            Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit & Risks Committee (the “Audit & Risks Committee”) of the Company’s Board of Directors (the “Board”) in accordance with Exchange Rules. Except as set forth in the Registration Statement, General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit & Risks Committee or the Board a “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls.

(aa)         Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement. To the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened.

(bb)         Financial Statements. The historical financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; the other financial information of the Company and its consolidated subsidiaries included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(cc)         No Material Adverse Change in Business. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(dd)         Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee)         Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement, subject to permitted extensions, and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which adequate reserves required by GAAP have been created in the financial statements of the Company), in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as would not reasonably be expected to have a Material Adverse Effect, no material tax deficiency has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(ff)          Insurance. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus, the Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are adequate and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any material insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(gg)         No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee, nor, to the knowledge of the Company or any of its subsidiaries, any affiliate of the Company, agent or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The Company and its subsidiaries and, to the Company’s knowledge, the Company’s other affiliates have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(hh)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(ii)           Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, is currently in breach or violation of any Sanctions (as defined below) or is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Russia, Belarus, the so-called People’s Republic of Donetsk, the so-called People’s Republic of Luhansk, Crimea and any other covered region of Ukraine identified pursuant to Executive Order 14065 (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past ten years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(jj)           Other Offerings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kk)         Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and, if applicable, filed as required, except as otherwise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)           Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i)(A) to the knowledge of the Company, there has been no material security breach or incident, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and data-bases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as, in the case of this clause (ii), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(mm)       Reserve Engineer. Ryder Scott Company, L.P. (“Ryder Scott”), whose reports appear or are incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus and who has delivered the letter referred to in Section 7(h) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(nn)         Reserve Report Information. The information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding estimated proved reserves of the Company and its subsidiaries is based upon the reserve reports prepared by Ryder Scott. The information provided to Ryder Scott by the Company and its subsidiaries was true and correct in all material respects on the dates the reports were made. Such information was provided to Ryder Scott in accordance with all customary industry practices.

(oo)        Reserve Reports; Production Estimates. The factual information underlying the estimates of reserves of the Company and its subsidiaries included in the General Disclosure Package and the Final Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third-party operations and other factors, in each case in the ordinary course of business, and except as described in the General Disclosure Package and the Final Prospectus, neither of the Company nor any of its subsidiaries is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the General Disclosure Package and the Final Prospectus.

(pp)         No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(qq)         Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(rr)          Reserved Securities Compliance. In connection with any offer and sale of Reserved Securities outside the United States, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused Citigroup to offer, Reserved Securities to any person pursuant to the Reserved Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

3.            Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $16.92 per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, at 9:00 A.M., New York time, on September 27, 2024, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of shares specified in such notice by a fraction the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Representatives against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Latham & Watkins LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Latham & Watkins LLP at a reasonable time in advance of such Optional Closing Date.

4.            Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.            Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)            Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)           Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)           Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e)           Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement), which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f)            Furnishing of Prospectuses. The Company will furnish, upon request, to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished within two business days following the execution and delivery of this Agreement, unless otherwise agreed by the Company and the Representatives. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)            Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(h)            Reporting Requirements. During the period of five years hereafter, the Company will, upon request, furnish to the Representatives and to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, upon request, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system to EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(i)            Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters not to exceed $20,000 relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees (provided, however, that the Underwriters shall be responsible for 50% of the costs of any private aircraft chartered by or on behalf of the Company in connection with such presentations) and any other expenses of the Company including fees and expenses incident to listing the Offered Securities on The New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes or similar taxes payable in connection with the issuance, sale, preparation and delivery of the Offered Securities to the Underwriters, all costs and expenses of Citigroup, including the fees and disbursements of counsel for Citigroup, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees; and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that except as provided herein, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any road show expenses incurred by them (other than costs and expenses incurred by the Underwriters on behalf of the Company).

(j)            Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k)            Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)            (i) Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (the “Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (1) the sale of Securities to the Underwriters as contemplated by this Agreement, (2) issuances of Lock-Up Securities pursuant to the conversion, exchange or redemption of convertible, exchangeable or redeemable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (3) grants of employee stock options or other compensatory awards pursuant to the terms of a plan in effect on the date hereof or otherwise described in the General Disclosure Package and the Final Prospectus, or issuances of Lock-Up Securities pursuant to the exercise or vesting of such options or other compensatory awards, (4) the filing of a registration statement on Form S-8 relating to issuances of Lock-Up Securities pursuant to the terms of a plan described in the General Disclosure Package and the Final Prospectus, (5) issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan or (6) issuances of Lock-Up Securities issued as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Lock-Up Securities (and the inclusion of other Lock-Up Securities pursuant to the piggyback registration rights in existence on the date of this Agreement and described in the General Disclosure Package and Final Prospectus); provided, however, that (x) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding as of the First Closing Date are issued as consideration in connection with all such acquisitions and (y) prior to the issuance of such shares of the Company’s capital stock, each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 5(l)(A). The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(ii)        Agreement to Announce Lock-Up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver.

(m)          Reserved Securities Restrictions. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Citigroup will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse Citigroup for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

6.            Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.            Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)            Accountants’ Comfort Letters. The Representatives shall have received a “comfort letter,” dated the date hereof, of PricewaterhouseCoopers LLP (“PwC”) in form and substance reasonably satisfactory to the Representatives, covering the financial information of the Company included or incorporated by reference in the Registration Statements and the General Disclosure Package and other customary matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. In addition, on each Closing Date, the Underwriters shall have received from PwC a “bring-down comfort letter” dated such Closing Date addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (A) such letter shall state the conclusions and findings of PwC with respect to the financial information of the Company included or incorporated by reference in the Registration Statements and the Final Prospectus and any amendment or supplement thereto and other customary matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (B) procedures shall be brought down to a date no more than three business days prior to such Closing Date, except as otherwise agreed by the Representatives.

(b)            Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)            No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)          Opinion and 10b-5 Statement of Counsel for the Company. The Representatives shall have received an opinion and 10b-5 statement, dated such Closing Date, of Baker Botts L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(e)            Opinion and 10b-5 Statement of Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456(a) or (b); and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g)            Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up agreements in the form set forth on Exhibit B hereto from each executive officer, director, stockholder and other equity holder of the Company specified in Schedule C hereto.

(h)            Reserve Engineer Letters. The Representatives shall have received “comfort letters,” dated the date hereof, of Ryder Scott, independent petroleum engineers, in form and substance reasonably satisfactory to the Representatives, covering the oil and gas reserves information of the Company included or incorporated by reference in the Registration Statements and the General Disclosure Package and other customary matters. In addition, on each Closing Date, the Underwriters shall have received from Ryder Scott “bring-down comfort letters” dated such Closing Date addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, in the form of the “comfort letters” delivered on the date hereof, except that (i) they shall cover the oil and gas reserves information of the Company included or incorporated by reference in the Registration Statements and the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three business days prior to the Closing Date, except as otherwise agreed by the Representatives.

(i)            CFO Certificate. On the date of this Agreement and on each Closing Date, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the General Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Citigroup may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.            Indemnification and Contribution.

(a)           Indemnification by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless Citigroup, its Affiliates and selling agents and each person, if any, who controls Citigroup within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), (i) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of the Agreement or (iii) related to, or arising out of or in connection with, the offering of the Reserved Securities, other than losses, claims, damages or liabilities that are finally judicially determined to have resulted from the bad faith or gross negligence of Citigroup.

(b)           Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through any Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph in the “Underwriting” section and the information contained in the 15th and 16th paragraphs in the “Underwriting” section.

(c)           Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)            Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative benefits received by Jefferies LLC (the “Independent Underwriter”) in its capacity as “qualified independent underwriter” shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the compensation received by the Independent Underwriter for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, nor shall the Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e)            Without limitation of and in addition to its obligations under the paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “QIU Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and will reimburse each QIU Indemnified Party for any legal or other expenses reasonably incurred by such QIU Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such QIU Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Independent Underwriter.

9.            Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Citigroup may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Citigroup and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.          Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, The New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred and shall be continuing, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

11.           Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or Section 10 or the occurrence of any event specified in Section 7(c)(iv), (vi), (vii) or (viii) hereof, the Company will reimburse the Underwriters for all accountable out-of-pocket expenses (including reasonable, documented fees and disbursements of counsel) actually and reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect; provided, however, in the case of a defaulting Underwriter pursuant to Section 9 hereof, the Company shall not be obligated to reimburse such defaulting Underwriter. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.           Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile: 646-291-1469); c/o Barclays Capital Inc., 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133, or, if sent to the Company, will be mailed, delivered or sent and confirmed to it at BKV Corporation, 1200 17th Street, Suite 2100, Denver, CO 80202, Attention: Chief Legal Officer, with copies to Baker Botts L.L.P., 2001 Ross Avenue, Suite 900, Dallas, Texas 75201, Attention: Samantha H. Crispin and M. Preston Bernhisel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

14.          Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Citigroup will be binding upon all the Underwriters.

15.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

16.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)           No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)          Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions, which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)          Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.            Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.           Waiver of Jury Trial. Each of the Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          Recognition of the U.S. Special Resolution Regimes.

(i)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BKV Corporation

By:	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ Michael Shelly
Name: Michael Shelly
Title: Managing Director

Barclays Capital Inc.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Total Number of Optional Securities Offered
Citigroup Global Markets Inc.	5,250,000	787,500
Barclays Capital Inc.	3,750,000	562,500
Evercore Group L.L.C.	1,050,000	157,500
Jefferies LLC	1,050,000	157,500
Mizuho Securities USA LLC	1,050,000	157,500
KeyBanc Capital Markets Inc.	525,000	78,750
Susquehanna Financial Group, LLLP	525,000	78,750
Tudor, Pickering, Holt & Co. Securities, LLC	525,000	78,750
Truist Securities, Inc.	525,000	78,750
Citizens JMP Securities, LLC	375,000	56,250
SMBC Nikko Securities America, Inc.	375,000	56,250
Total	15,000,000	2,250,000

Schedule A-1

SCHEDULE B

1.            General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.          None.

2.            Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.          Price per share to the public: $18.00

Schedule B-1

SCHEDULE C

List of Individuals and Entities Subject to Lock-Up Agreement

Christopher P. Kalnin
John T. Jimenez
Eric S. Jacobsen
Barry S. Turcotte
Lindsay B. Larrick
Ethan Ngo
Chanin Vongkusolkit
Somruedee Chaimongkol
Joseph R. Davis
Akaraphong Dayananda
Kirana Limpaphayom
Carla S. Mashinski
Thiti Mekavichai
Charles C. Miller III
Sunit S. Patel
Anon Sirisaengtaksin
Sinon Vongkusolkit
David Tameron
Lauren Read
Javier Hinojosa
Bradley A. Birkelo
Matthew J. Johnson
Rebecca A. Kalnin
Simon Bowman
Travis Lauer
Mary Rita Valois
Samid Hoda
Banpu North America Corporation

Schedule C-1

Exhibit A

Form of Press Release

BKV Corporation

[Date]

BKV Corporation (the “Company”) announced today that Citigroup Global Markets Inc. and Barclays Capital Inc., the active book-running managers in the Company’s recent public sale of [ • ] shares of common stock, are [waiving][releasing] a lock-up restriction with respect to [ • ] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [ • ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

A-1

Exhibit B

Form of Lock-Up Agreement

[Insert date]

BKV Corporation

1200 17th Street, Suite 2100
Denver, Colorado 80202

Citigroup Global Markets Inc.
Barclays Capital Inc.

As Representatives of the several Underwriters

c/o	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

c/o	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for the common stock, par value $0.01 per share (the “Securities”), of BKV Corporation, a Delaware corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period commencing on the date hereof and ending 180 days after the public offering date set forth on the final prospectus (the “Final Prospectus”) used to sell the Securities pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Citigroup Global Markets Inc. and Barclays Capital Inc. (collectively, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Capitalized terms not defined but otherwise used herein shall have the meanings set forth in the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. Notwithstanding the foregoing, and subject to the conditions below, as applicable, the undersigned may transfer Securities without the prior written consent of the Representatives as follows:

(i)	as a bona fide gift or gifts, including a charitable contribution;

(ii)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a family member of the undersigned;

(iii)	by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement;

(iv)	to a family member of the undersigned or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or a family member of the undersigned;

(v)	if the undersigned is a corporation, limited liability company, partnership, trust or other entity, to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate;

(vi)	to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Securities (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or rights, provided that any such Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the General Disclosure Package and the Final Prospectus;

(vii)	pursuant to a broker-assisted sale in order to satisfy any tax obligations due as a result of the vesting, settlement or exercise of restricted stock units pursuant to awards granted under the 2024 Plan (as defined in the Final Prospectus), provided that any securities received upon such vesting, settlement or exercise that are not transferred to cover any such tax obligations shall be subject to the terms of this Lock-Up Agreement; or

(viii)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Securities shall remain subject to the provisions of this Lock-Up Agreement, provided that (A) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv) or (v), the donee, transferee, devisee or distributee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (B) in the case of any transfer or distribution pursuant to clause (i), (ii) or (iv), such transfer shall not involve a disposition for value and (C) in the case of any transfer or distribution pursuant to clause (i), (ii) or (iv), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of Securities shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Notwithstanding anything herein to the contrary, the undersigned may enter into or amend a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment or amendment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of: (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing that it has determined not to proceed with the Offering; (ii) the date the Company files an application with the Commission to withdraw the registration statement related to the Offering; or (iii) the date the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder.

This Lock-Up Agreement shall not be amended without the prior written consent of the undersigned.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

(please print complete name of entity)

By:		By:
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print full name)		(please print full name)

Address:		Address:

[Signature Page to Lock-Up Agreement]